Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

Fourth Quarter AND FULL YEAR 2019 Results

TALLAHASSEE, FL – January 30, 2020 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG) the parent bank holding company for Prime Meridian Bank today announced unaudited financial results for the quarter and year ended December 31, 2019. The Company reported net earnings of $947,000, or $0.29 per basic and diluted share, for the quarter ended December 31, 2019, compared to net earnings of $1,268,000, or $0.40 per basic and diluted share, for the quarter ended December 31, 2018. The Company reported net earnings of $3,542,000 or $1.12 per basic and diluted share, for the year ended December 31, 2019, compared to net earnings of $4,042,000 or $1.29 per basic and diluted share, for the year ended December 31, 2018.

The Company also announced today that its Board of Directors declared an annual cash dividend of $0.12 per share of the Company's common stock.  The dividend is payable on March 3, 2020 to shareholders of record on February 13, 2020.

"Exceptional loan growth in the third and fourth quarters of 2019, coupled with already-strong deposit growth, are providing strong momentum heading into 2020 as assets rose just over $500 million, as of December 31, 2019," said Sammie D. Dixon, Jr., Vice Chairman, President, and CEO of the Bank. "We completed our first out-of-market expansion last year and expect the Lakeland office to establish our brand and increase market share in Polk County in 2020."

Mortgage revenue continued to be a bright spot, with year-over-year net revenue up 49.2%. "Traditionally, mortgage lending is weaker during the fourth quarter," added Dixon, "However, our mortgage team exceeded performance expectations posting record numbers for October and November, increasing net mortgage revenue 97.2% over the fourth quarter of 2018. Debit card/ATM net revenue increased 31.9% year over year as well and continues to be a growing source of noninterest income."

The Board recently approved the Company's fifth consecutive annual dividend. "Our outlook is as positive as it's ever been," said Dixon. "We are looking forward to steady growth in all markets."

Fourth Quarter 2019 Highlights

Financial Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)

	4Q'19	3Q'19	2Q'19	1Q'19	4Q'18
Net earnings	$947	$964	$764	$867	$1,268
Book value per share	$17.51	$17.25	$16.85	$16.44	$16.19
Earnings per share - Basic	$0.29	$0.31	$0.24	$0.28	$0.40
Earnings per share - Diluted	$0.29	$0.31	$0.24	$0.28	$0.40
Weighted-average basic shares outstanding	3,190,933	3,147,696	3,144,068	3,140,401	3,131,379
Weighted-average diluted shares outstanding	3,195,793	3,151,321	3,150,136	3,144,071	3,136,048
Return on average assets(1)	0.75%	0.83%	0.70%	0.82%	1.07%
Return on average equity(1)	6.84	7.14	5.85	6.79	8.43
Average yield on earning assets(1)	4.17	4.48	4.49	4.48	4.52
Net interest margin(1)	3.36	3.63	3.66	3.67	3.75
Efficiency ratio(2)	60.40	65.03	71.52	67.45	59.02
Nonperforming assets/total assets(3)	0.52	0.54	0.44	0.14	0.09

(1) Ratio has been annualized
(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income. (3) Nonperforming assets exclude troubled debt restructuring loans (TDRs)

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 4Q'19 vs.
	4Q'19	3Q'19	4Q'18	3Q'19	4Q'18
Net Interest Income	$3,991	$3,980	$3,666	0.3%	8.9%
Provision for Loan Losses	546	241	47	126.6	1,061.7
Noninterest income	428	370	302	15.7	41.7
Noninterest expense	2,669	2,829	2,342	(5.7)	14.0
Income Taxes	257	316	311	(18.7)	(17.4)
Net earnings	$947	$964	$1,268	(1.8)%	(25.3)%

On a linked quarter basis, the Company’s net income in the fourth quarter of 2019 benefited from a 15.7% increase in noninterest income and lower noninterest expense and income tax expense. These results were offset by a $305,000 increase in the provision for loan losses, resulting in a $17,000 decrease in net income.

Compared to the same period a year ago, the decrease in the Company's fourth quarter net income is primarily attributed to a $499,000 increase in the provision for loan losses and a $327,000 increase in noninterest expense.  These increases were partially offset by the $325,000 increase in net interest income, $126,000 increase in noninterest income and lower income tax expense.

	For the Year Ended December 31,
	2019	2018	$ Change	% Change
Net interest income	$15,417	$13,927	$1,490	10.7%
Provision for loan losses	1,131	591	540	91.4
Noninterest income	1,534	1,155	379	32.8
Noninterest expense	11,186	9,229	1,957	21.2
Income taxes	1,092	1,220	(128)	(10.5)
Net earnings	$3,542	$4,042	$(500)	(12.4)%

Year over year, the Company's $500,000 decrease in net income is attributed to increases in the provision for loan losses and noninterest expense. Increases in net interest income and noninterest income and a decrease in income tax expense helped offset the impact of the increased provision and noninterest expense.

Interest income (Unaudited)

(dollars in thousands)

				Change 4Q'19 vs.
	4Q'19	3Q'19	4Q'18	3Q'19	4Q'18
Interest income:
Loans	$4,237	$4,179	$3,854	1.4%	9.9%
Securities	342	338	280	1.2	22.1
Other	378	402	280	(6.0)	35.0
Total interest income	$4,957	$4,919	$4,414	0.8%	12.3%

The increase in total interest income in the fourth quarter of 2019 compared to the fourth quarter of 2018 primarily reflects the Company's loan growth, with the average balance of loans growing 11.7% since the fourth quarter of 2018.  Net loan growth during the first half of 2019 was negatively impacted by a high level of loan participation payoffs, but the Company saw an increase in loan origination activity in the  second half of the year with net loans increasing $47.6 million, or 16.4%, since December 31, 2018. Despite a decrease in yields on securities and other interest-earning assets since the fourth quarter of last year, higher average balances of securities and other interest-earning assets also helped drive higher interest income.

	For the Year Ended December 31,
	2019	2018	$ Change	% Change
Interest income:
Loans	$16,188	$14,469	$1,719	11.9%
Securities	1,309	1,131	178	15.7
Other	1,489	634	855	134.9
Total interest income	$18,986	$16,234	$2,752	17.0%

Year over year, a higher volume of loans and other interest-earnings assets was the key driver of the increase in total interest income.

Interest expense: (Unaudited)

(dollars in thousands)

				Change 4Q'19 vs.
	4Q'19	3Q'19	4Q'18	3Q'19	4Q'18
Total interest expense	$966	$939	$748	2.9%	29.1%

The increase in total interest expense on a linked quarter basis and compared to the fourth quarter of 2018 was driven by growing balances of time deposits and money-market accounts, with the average balance of total interest-bearing deposits up 8.9% since the third quarter of 2019 and up 24.6% since the fourth quarter of 2018.

	For the Year Ended December 31,
	2019	2018	$ Change	% Change
Total interest expense	$3,569	$2,307	$1,262	54.7%

Year over year, the average balance of interest-bearing deposits increased $55.7 million in 2019, while the average rate paid on these deposits increased 24 basis points, leading to the 54.7% increase in total interest expense year over year. Management strategically began reducing rates in the fourth quarter of 2019 in tandem with the three rate cuts by the Federal Reserve in the latter part of 2019.

Margin Analysis (Unaudited)

dollars in thousands

	4Q'19			3Q'19			4Q'18
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate	Balance	Dividends	Rate	Balance	Dividends	Rate
Interest-earning assets:
Loans(1)	$329,980	$4,160	5.04%	$313,595	$4,093	5.22%	$295,516	$3,793	5.13%
Mortgage loans held for sale	7,026	77	4.38	7,164	86	4.80	4,850	61	5.03
Securities	57,203	342	2.39	53,507	338	2.53	44,872	280	2.50
Other(2)	81,169	378	1.86	64,794	402	2.48	45,629	280	2.45
Total interest-earning assets	475,378	$4,957	4.17%	439,060	$4,919	4.48%	390,867	$4,414	4.52%
Noninterest-earning assets	26,500			26,699			16,126
Total assets	$501,878			$465,759			$406,993

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$274,903	$617	0.90%	$255,563	$629	0.98%	$231,299	$563	0.97%
Time deposits	64,305	345	2.15	56,000	305	2.18	40,944	185	1.81
Total interest-bearing deposits	339,208	962	1.13	311,563	934	1.20	272,243	748	1.10
Other borrowings	1,307	4	1.22	1,249	5	1.60	-	-	-
Total interest-bearing liabilities	340,515	966	1.13%	312,812	$939	1.20%	272,243	$748	1.10%
Noninterest-bearing deposits	100,151			93,981			83,029
Noninterest-bearing liabilities	5,872			4,981			2,351
Stockholders' equity	55,340			53,985			49,370
Total liabilities and stockholders' equity	$501,878			$465,759			$406,993

Net earning assets	$134,863			$126,248			$118,624
Net interest income		$3,991			$3,980			$3,666
Interest rate spread			3.04%			3.28%			3.42%
Net interest margin(3)			3.36%			3.63%			3.75%

(1) Includes nonaccrual loans
(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.
(3) Net interest margin is net interest income divided by total average interest-earning assets, annualized

Pressure on the Company's net interest margin continued into the fourth quarter of 2019.  The impact from three rate cuts by the Federal Reserve in the latter half of the year materialized during the fourth quarter and negatively impacted the loan yield.  In addition, liquidity levels continued to increase in 2019 as deposit growth outpaced loan growth which further lowered the margin.

	For the Year Ended
	December 31, 2019			December 31, 2018
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate	Balance	Dividends	Rate
Interest-earning assets:
Loans(1)	$309,350	$15,884	5.13%	$283,967	$14,215	5.01%
Mortgage loans held for sale	6,677	304	4.55	5,385	254	4.72
Securities	51,951	1,309	2.52	46,866	1,131	2.41
Other(2)	64,058	1,489	2.32	29,625	634	2.14
Total interest-earning assets	432,036	$18,986	4.39%	365,843	$16,234	4.44%
Noninterest-earning assets	24,761			13,445
Total assets	$456,797			$379,288

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$254,287	$2,445	0.96%	$218,921	$1,824	0.83%
Time deposits	52,962	1,115	2.11	32,665	483	1.48
Total interest-bearing deposits	307,249	3,560	1.16	251,586	2,307	0.92
Other borrowings	653	9	1.38	-	-	-
Total interest-bearing liabilities	307,902	$3,569	1.16%	251,586	$2,307	0.92%
Noninterest-bearing deposits	91,016			78,061
Noninterest-bearing liabilities	4,707			1,709
Stockholders' equity	53,172			47,932
Total liabilities and stockholders' equity	$456,797			$379,288

Net earning assets	$124,134			$114,257
Net interest income		$15,417			$13,927
Interest rate spread			3.23%			3.52%
Net interest margin(3)			3.57%			3.81%

(1) Includes nonaccrual loans
(2) Other interest-earning assets include federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.
(3) Net interest margin is net interest income divided by total average interest-earning assets

With the exception of mortgage loans held for sale, the yields on all categories of interest-earning assets increased year over year.  However, the change in the interest-earning assets mix from 2018 to 2019 impacted the overall yield of total interest-earning assets as other interest-earning assets comprised a larger percentage of the total.  This combined with higher average balances and yields on total interest-bearing deposits resulted in the lower net interest margin.

Provision for Loan Losses

The provision for loan losses for the fourth quarter of 2019 was $546,000, compared to $241,000 for the third quarter of 2019 and $47,000 for the fourth quarter of 2018.  For the year 2019, the provision for loan losses was $1.1 million compared to $591,000 in 2018.  Approximately $272,000 of the increase in the quarterly provision is attributed to loan growth while $274,000 is attributed to higher specific reserves on several impaired and charged-off loans and overdrafts. For the year 2019, approximately 48.6% (or $550,000) is attributed to loan growth and 51.4% (or $581,000) is attributed to higher specific reserves on impaired and charged-off loans and overdrafts.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 4Q'19 vs.
	4Q'19	3Q'19	4Q'18	3Q'19	4Q'18
Service charges and fees on deposit accounts	$75	$74	$74	1.4%	1.4%
Debit card/ATM revenue, net	60	67	52	(10.4)	15.4
Mortgage banking revenue	213	151	108	41.1	97.2
Income from bank-owned life insurance	42	46	34	(8.7)	23.5
Other income	38	32	34	18.8	11.8
Total noninterest income	$428	$370	$302	15.7%	41.7%

The increase in total noninterest income for the fourth quarter of 2019, when compared to the linked quarter and the same period last year, is primarily attributed to an increase in mortgage banking revenue.  The Company defines mortgage banking revenue as gains and losses on the sale of mortgage loans originated for sale, net of direct origination costs, and wholesale brokerage fees.  Due to lower mortgage rates, the Company experienced an increase in both mortgages for purchase and for refinancing during the fourth quarter of 2019.

Service charges and fees remained steady compared to the linked quarter and the fourth quarter of 2018.  Despite the 8.7% decrease in income from bank-owned life insurance from the third quarter of 2019, the Company has profited favorably year-over-year following the increased investment in this asset that occurred in the fourth quarter of 2018.  This income is market-driven and experiences small fluctuations at the current investment level.

With the exception of the most recent quarter, debit card/ATM net revenue has seen a steady increase each quarter since the fourth quarter of 2017.  Management anticipates that it will continue to be a growing source of noninterest income.

	For the Year Ended December 31,
	2019	2018	$ Change	% Change
Service charges and fees on deposit accounts	$288	$333	$(45)	(13.5)%
Debit card/ATM revenue, net	252	191	61	31.9
Mortgage banking revenue	667	447	220	49.2
Income from bank-owned life insurance	178	66	112	169.7
Gain on sale of securities available for sale	7	-	7	N/A
Other income	142	118	24	20.3
Total noninterest income	$1,534	$1,155	$379	32.8%

With the exception of service charges and fees on deposit accounts, all categories of noninterest income reported year-over-year increases.  The decrease in service charges and fees on deposit accounts is primarily explained by lower overdraft activity. Debit card/ATM net revenue increased 31.9% in 2019 and accounts for roughly 16% of total noninterest income.  In 2019, the mortgage department increased the number of loans originated, the average balance per loan originated, and the average profitability per loan originated. Higher income from bank-owned life insurance followed the Company's increased investment in this asset during the fourth quarter of 2018.  Both mortgage banking revenue and income from bank-owned life insurance accounted for a larger percentage of total noninterest income in 2019 when compared to 2018.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 4Q'19 vs.
	4Q'19	3Q'19	4Q'18	3Q'19	4Q'18
Salaries and employee benefits	$1,384	$1,575	$1,319	(12.1)%	4.9%
Occupancy and equipment	330	373	234	(11.5)	41.0
Professional fees	112	79	107	41.8	4.7
Marketing	178	172	144	3.5	23.6
FDIC Assessment	26	6	51	333.3	(49.0)
Software maintenance, amortization and other	185	188	160	(1.6)	15.6
Other	454	436	327	4.1	38.8
Total noninterest expense	$2,669	$2,829	$2,342	(5.7)%	14.0%

On a linked quarter basis, the $160,000 decrease in noninterest expense is mostly explained by the $191,000 decrease in salaries and employee benefits.  A net increase in salaries and commissions was offset by higher deferred loan costs and a reversal of a portion of incentive pay that had been accrued during the year.  Also contributing was a $43,000 decrease in occupancy expense which is attributed to lower amortization expense on leasehold improvements during the fourth quarter of 2019.

Compared to the fourth quarter of 2018, the $327,000 increase in noninterest expense is mostly attributed to higher salaries and employee benefits, increased occupancy cost due to higher depreciation and lease expense, and increased other noninterest expense (namely due to increases in software expense, loan related expense and travel and entertainment expense). These increases were partially offset by a $36,000 credit towards the Company's FDIC assessment cost in the fourth quarter of 2019 which resulted from the Deposit Insurance Fund Reserve Ratio exceeding its 1.38% threshold on June 30, 2019.

	For the Year Ended December 31,
	2019	2018	$ Change	% Change
Salaries and employee benefits	$6,095	$5,106	$989	19.4%
Occupancy and equipment	1,405	932	473	50.8
Professional fees	374	374	-	-
Marketing	743	677	66	9.7
FDIC Assessment	119	163	(44)	(27.0)
Software maintenance, amortization and other	692	634	58	9.1
Other	1,758	1,343	415	30.9
Total noninterest expense	$11,186	$9,229	$1,957	21.2%

Year over year, more than half of the increase in total noninterest expense is attributed to the Company's new office in Lakeland, Florida which opened in April, 2019.   The Company has expanded from 79 full-time equivalents (FTEs) at December 31, 2018 to 88 FTEs  at December 31, 2019, with 8 FTEs located in Lakeland at December 31, 2019.   Approximately $234,000 of the $473,000 increase in occupancy expense is attributed to higher depreciation expense and higher lease expense associated with the new lease for our expanded Timberlane office. The new office in Lakeland accounted for approximately $216,000 of the $473,000 increase in occupancy expense.   Other noninterest expense increased $415,000 for a variety of reasons, most notably due to higher printing and supplies expense, travel and entertainment expense and software expense. These increases were partially offset by a credit towards the Company's FDIC assessment. With the credits, the FDIC total assessment decreased $44,000 year over year, or 27.0%.

Balance Sheet

At December 31, 2019, the Company reported $500.9 million in total assets, $438.3 million in deposits, and $337.7 million in net portfolio loans. This compares to $401.7 million in total assets, $349.1 million in deposits, and $290.1 million in net portfolio loans at December 31, 2018. Loan growth occurred in all categories with the exception of consumer loans which remained relatively flat.   The composition of the Bank’s loan portfolio was as follows on the indicated dates:

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	December 31, 2019		December 31, 2018
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$94,728	27.7%	$82,494	28.1%
Residential real estate and home equity	135,913	39.8	121,454	41.4
Construction	33,583	9.8	31,601	10.8
Commercial	69,770	20.4	51,018	17.4
Consumer	7,631	2.3	6,747	2.3
Total Loans	341,625	100.0%	293,314	100.0%

Net deferred loan costs	499		460
Allowance for loan losses	(4,414)		(3,661)
Loans, net	$337,710		$290,113

Total stockholders’ equity was $55.9 million, or 11.2% of total assets, at December 31, 2019, compared to $50.8 million, or 12.7% of total assets, at December 31, 2018.  Retained earnings, a $756,000 positive change in accumulated other comprehensive income and a small stock offering in Lakeland, Florida drove the increase in equity. Book value per share increased from $16.19 at December 31, 2018 to $17.51 at December 31, 2019, with 3,191,288 common shares outstanding.

As of December 31, 2019, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 9.31%, a 13.24% Common Equity Tier 1 Risk-Based Capital Ratio, a 13.24% Tier 1 Risk-Based Capital Ratio, and a 14.49% Total Risk-Based Capital Ratio.

Asset Quality

Loans totaling $3.2 million were deemed to be impaired under the Bank’s policy at December 31, 2019, while loans totaling $1.2 million were deemed to be impaired under the Bank’s policy at December 31, 2018. At December 31, 2019, the Bank had twelve nonaccrual loans in the aggregate amount of $2.6 million compared to six nonaccrual loans totaling $342,000 at December 31, 2018. At December 31, 2019, the Company reported no accruing loans greater than 90 days past due. Net charge-offs totaled $378,000 for the year  ended December 31, 2019 and nonperforming assets as a percentage of total assets was 0.52%. Management believes that the allowance for loan losses which was $4.4 million, or 1.29% of gross loans, at December 31, 2019 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of December 31, 2019, the Bank had 88 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	4Q'19	3Q'19	2Q'19	1Q'19	4Q'18
Interest income:
Loans	$4,237	$4,179	$3,916	$3,856	$3,854
Securities	342	338	333	296	280
Other	378	402	361	348	280
Total interest income	4,957	4,919	4,610	4,500	4,414
Interest Expense:
Deposits	962	934	851	813	748
Other Borrowings	4	5	-	-	-
Total interest expense	966	939	851	813	748
Net interest income	3,991	3,980	3,759	3,687	3,666
Provision for loan losses	546	241	179	165	47
Net interest income after provision for loan losses	3,445	3,739	3,580	3,522	3,619

Noninterest income:
Service charges and fees on deposit accounts	75	74	68	71	74
Debit card/ATM revenue, net	60	67	64	62	52
Mortgage banking revenue	213	151	197	106	108
Income from bank-owned life insurance	42	46	45	45	34
Other income	38	32	38	41	34
Total noninterest income	428	370	412	325	302

Noninterest expense:
Salaries and employee benefits	1,384	1,575	1,579	1,557	1,319
Occupancy and equipment	330	373	427	275	234
Professional fees	112	79	106	77	107
Marketing	178	172	194	199	144
FDIC Assessment	26	6	44	43	51
Software maintenance, amortization and other	185	188	167	152	160
Other	454	436	466	403	327
Total noninterest expense	2,669	2,829	2,983	2,706	2,342

Earnings before income taxes	1,204	1,280	1,009	1,141	1,579
Income taxes	257	316	245	274	311
Net earnings	$947	$964	$764	$867	$1,268

Basic earnings per share	$0.29	$0.31	$0.24	$0.28	$0.40

Diluted earnings per share	0.29	0.31	0.24	0.28	0.40

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Audited
Interest income:
Loans	$4,237	$3,854	$16,188	$14,469
Securities	342	280	1,309	1,131
Other	378	280	1,489	634
Total interest income	4,957	4,414	18,986	16,234
Interest expense:
Deposits	962	748	3,560	2,307
Other borrowings	4	-	9	-
Total interest expense	966	748	3,569	2,307
Net interest income	3,991	3,666	15,417	13,927
Provision for loan losses	546	47	1,131	591
Net interest income after provision for loan losses	3,445	3,619	14,286	13,336
Noninterest income:
Service charges and fees on deposit accounts	75	74	288	333
Debit card/ATM revenue, net	60	52	252	191
Mortgage banking revenue	213	108	667	447
Income from bank-owned life insurance	42	34	178	66
Gain on sale of securities available for sale	-	-	7	-
Other income	38	34	142	118
Total noninterest income	428	302	1,534	1,155
Noninterest expense:
Salaries and employee benefits	1,384	1,319	6,095	5,106
Occupancy and equipment	330	234	1,405	932
Professional fees	112	107	374	374
Marketing	178	144	743	677
FDIC assessment	26	51	119	163
Software maintenance, amortization and other	185	160	692	634
Other	454	327	1,758	1,343
Total noninterest expense	2,669	2,342	11,186	9,229
Earnings before income taxes	1,204	1,579	4,634	5,262
Income taxes	257	311	1,092	1,220
Net earnings	$947	$1,268	$3,542	$4,042

Earnings per common share:
Basic	$0.29	$0.40	$1.12	$1.29
Diluted	0.29	0.40	1.12	1.29
Cash dividends per common share(1)	-	-	0.12	0.10

(1) Annual cash dividends were paid during the first quarters of 2019 and 2018.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	4Q'19	3Q'19	2Q'19	1Q'19	4Q'18
	Unaudited	Unaudited	Unaudited	Unaudited	Audited
Assets
Cash & cash equivalents	$75,082	$84,278	$72,042	$66,805	$48,038
Securities available for sale	61,333	55,773	52,431	48,205	45,384
Loans, held for sale	6,193	7,907	6,223	5,808	4,767
Loans, net	337,710	315,807	299,949	289,900	290,113
Federal Home Loan Bank stock	404	404	404	404	355
Premises & equipment, net	7,744	7,787	7,311	7,055	4,656
Right of use asset	3,669	3,719	3,768	-	-
Accrued interest receivable	1,137	1,073	1,100	1,023	1,034
Bank-owned life insurance	6,501	6,459	6,413	6,368	6,323
Other assets	1,088	859	1,086	1,281	1,032
Total Assets	$500,861	$484,066	$450,727	$426,849	$401,702

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$96,807	$96,732	$89,608	$83,186	$80,097
Savings, NOW and money-market deposits	272,283	265,518	247,804	244,584	227,674
Time deposits	69,174	58,947	52,912	45,743	41,296
Total Deposits	438,264	421,197	390,324	373,513	349,067
Other borrowings	1,254	2,053	770	-	-
Official checks	606	900	1,496	495	837
Lease liability	3,758	3,801	3,827	-	-
Other liabilities	1,111	1,088	1,314	1,157	978
Total Liabilities	444,993	429,039	397,731	375,165	350,882
Total Stockholders' Equity	55,868	55,027	52,996	51,684	50,820
Total Liabilities and Stockholders' Equity	$500,861	$484,066	$450,727	$426,849	$401,702

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands, except per share amounts)

	4Q'19	3Q'19	2Q'19	1Q'19	4Q'18

Per Share Data:
Earnings per share - Basic	$0.29	$0.31	$0.24	$0.28	$0.40
Earnings per share - Diluted	$0.29	$0.31	$0.24	$0.28	$0.40
Book value per share	$17.51	$17.25	$16.85	$16.44	$16.19
Shares outstanding	3,191,288	3,190,031	3,144,456	3,143,140	3,138,945
Weighted-average basic shares outstanding	3,190,933	3,147,696	3,144,068	3,140,401	3,131,379
Weighted-average diluted shares outstanding	3,195,793	3,151,321	3,150,136	3,144,071	3,136,048

Selected Performance Ratios and Other Data:
Return on average assets(1)	0.75%	0.83%	0.70%	0.82%	1.07%
Return on average equity(1)	6.84	7.14	5.85	6.79	8.43
Average yield on earning assets	4.17	4.48	4.49	4.48	4.52
Net interest margin(2)	3.36	3.63	3.66	3.67	3.75
Efficiency ratio(3)	60.40	65.03	71.52	67.45	59.02
Noninterest expense/average assets(1)	2.13	2.43	2.73	2.56	2.30

Asset Quality Data:
Nonaccrual loans	$2,591	$2,603	$1,962	$365	$342
Total nonperforming assets	2,591	2,603	1,962	608	342
Nonperforming assets/total assets	0.52%	0.54%	0.44%	0.14%	0.09%

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	11.08%	11.73%	12.08%	12.28%	12.61%
Tier 1 Leverage Capital Ratio (Bank)	9.31	9.24	9.10	9.18	9.28
Common Equity Tier I Capital Ratio (Bank)	13.24	12.95	12.69	13.00	12.90
Tier I Risk-Based Capital Ratio (Bank)	13.24	12.95	12.69	13.00	12.90
Total Capital Ratio (Bank)	14.49	14.15	13.94	14.25	14.15

(1) Annualized
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

CONTACT:	Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2301
Prime Meridian Holding Company
Website: www.primemeridianbank.com